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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                  First Busey Corporation                                  First Busey Capital Trust I
-----------------------------------------------------------  --------------------------------------------------------
  (Exact name of registrant as specified in its charter)      (Exact name of registrant as specified in its charter)

            Nevada                      37-1078406                    Delaware                    Applied for
------------------------------      -------------------      ---------------------------  ---------------------------
  (State of incorporation or           (IRS Employer         (State of incorporation or          (IRS Employer
        organization)               Identification No.)             organization)             Identification No.)

                   201 West Main Street                                        201 West Main Street
                  Urbana, Illinois 61801                                      Urbana, Illinois 61801
                      (217) 365-4556                                              (217) 365-4556
--------------------------------------------------------     --------------------------------------------------------
  (Address, including Zip Code, and telephone number,           (Address, including Zip Code, and telephone number,
including area code, of registrant's principal executive     including area code, of registrant's principal executive
                         officer)                                                    officer)

      If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

      If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

      Securities Act registration statement file numbers to which this Form relates: 333-61174, 333-61174-01

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

               ___% Cumulative Trust Preferred Securities of First
             Busey Capital Trust I (and the Guarantee of First Busey
                        Corporation with respect thereto)
--------------------------------------------------------------------------------
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.       DESCRIPTION OF SECURITIES TO BE REGISTERED.

      For a full description of First Busey Capital Trust I's ___% Cumulative Trust Preferred Securities (the "Preferred Securities") and First Busey Corporation's guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Debentures," "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Debentures and the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration No. 333-61174 and Registration No. 333-61174-01) filed by First Busey Corporation and First Busey Capital Trust I with the Securities and Exchange Commission (the "Commission") on May 17, 2001, under the Securities Act of 1933, as amended. The information contained in the foregoing Registration Statement (as amended, the "Registration Statement"), and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 424(b) or pursuant to an amendment to the Registration Statement under the Securities Act of 1933 and the above-referenced sections therein shall be incorporated by reference into this registration statement on Form 8-A.

ITEM 2.  EXHIBITS.

     1. Certificate of Trust of First Busey Capital Trust I (incorporated by reference to Exhibit 4.3 to the Registration Statement).

     2. Trust Agreement of First Busey Capital Trust I (incorporated by reference to Exhibit 4.4 to the Registration Statement).

     3. Form of Amendment and Restated Trust Agreement of First Busey Capital Trust I (incorporated by reference to Exhibit 4.5 to the Registration Statement).

     4. Form of Preferred Securities Certificate of First Busey Capital Trust I (incorporated by reference to Exhibit 4.6 to the Registration Statement which is included as Exhibit D to Exhibit 4.5 of the Registration Statement).

     5. Form of Preferred Securities Guarantee Agreement for First Busey Capital Trust I (incorporated by reference to Exhibit 4.7 to the Registration Statement).

     6. Form of Indenture relating to the Subordinate Debentures (incorporated by reference to Exhibit 4.1 to the Registration Statement).

     7.   Form of Subordinated Debenture (incorporated by reference to Exhibit
          4.2 to the Registration Statement which is included as Exhibit A to
          Exhibit 4.1 to the Registration Statement).


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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 22, 2001

                                  FIRST BUSEY CORPORATION


                                  By: /s/ Barbara J. Kuhl
                                     ------------------------------------
                                     Barbara J. Kuhl
                                     President and Chief Operating Officer



                                  FIRST BUSEY CAPITAL TRUST I


                                  By:  /s/ Barbara J. Kuhl
                                     ------------------------------------
                                     Barbara J. Kuhl, as Administrative Trustee



                                  By:  /s/ Douglas C. Mills
                                     ------------------------------------
                                     Douglas C. Mills, as Administrative Trustee



                                  By:  /s/ Barbara J. Jones
                                     ------------------------------------
                                     Barbara J. Jones, as Administrative Trustee